Exhibit 10.7

                         SPONSORED MEMBERSHIP AGREEMENT

     This Sponsored Membership Agreement (this "AGREEMENT") is entered into as of January 10, 2008 (the "EFFECTIVE DATE"), by and between GREEN DOT CORPORATION ("NETWORK OPERATOR"), a Delaware corporation with its principal place of business at 605 East Huntington Drive, Suite 205, Monrovia, California 91016, and MERCHANT PROCESSING INTERNATIONAL, INC. ("SPONSORED MEMBER"), a California corporation, with its principal place of business at 18500 Von Karman Ave., Suite 530, Irvine, CA 92612. Network Operator and Sponsored Member may be referred to herein individually as a "PARTY" and jointly as the "PARTIES."

                                    RECITALS

     WHEREAS, Network Operator has developed a network of merchant locations known as the Green Dot(R) Financial Network (the "NETWORK"), through which cardholders have the ability to load additional value onto prepaid stored value cards;

     WHEREAS, MetaBank (the "ISSUING BANK") has entered into an agreement with Network Operator pursuant to which the Issuing Bank may sponsor certain companies as members of the Network;

     WHEREAS, Sponsored Member markets and services prepaid stored value cards which are issued by the Issuing Bank (the "CARDS"), and Issuing Bank has sponsored the Sponsored Member for membership in the Network; and

     WHEREAS, Sponsored Members desires to utilize the Network in order to permit holders of Cards ("CARDHOLDERS") to load value onto Cards.

     NOW, THEREFORE, in consideration of the foregoing recitals, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants set forth below, Network Operator and Sponsored Member, intending to be legally bound, agree as follows:


                                   AGREEMENTS

1. Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Green Dot Financial Network Operating Rules (as in effect on the Effective Date and as the same may be amended or modified from time to time, the "OPERATING RULES").

2. Network Membership. Sponsored Member is hereby granted the right to be a participant in the Network with respect to Cards issued by Issuing Bank. Such right shall permit Cardholders to Load their Cards at any Merchant Site. Sponsored Member acknowledges that it shall receive no compensation from Network Operator in respect of Loads except as expressly set forth in Exhibit A hereto. Sponsored Member agrees to pay the fees described in Exhibit A hereto in consideration of Network Operator's grant of membership to Sponsored


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Member.   Sponsored  Member  agrees  that,  during  the  term of this Agreement,
Sponsored Member shall not use, nor promote the use by Cardholders of, any third party load network other than the Network for cash acceptance and Loading services.

3. Operating Rules. Sponsored Member acknowledges that it has received a copy of the Operating Rules, as in effect on the Effective Date. Sponsored Member further agrees to, and agrees to ensure that each of its Card programs participating in the Network will, be bound by and comply with the Operating Rules. Sponsored Member acknowledges that failure to comply with the Operating Rules shall be grounds for termination of this Agreement and Sponsored Member's membership in the Network. The Parties acknowledge and agree that Sponsored Member's Issuing Bank shall be responsible for Sponsored Member's program compliance with rules and requirements relating to "compliance matters" (including, without limitation, anti-money laundering compliance) in the Operating Rules. Sponsored Member agrees to notify Network Operator in writing immediately if Issuing Bank no longer provides such compliance services to Sponsored Member. The Parties agree that Sponsored Member may delegate its duties in Section 5.1 (Member System Requirements) to its Processor. Network Operator shall not be liable for any Load transactions which are not completed due to the failure of Sponsored Member or Sponsored Member's Processor to comply with Section 5.1 of the Operating Rules. The Parties agree that the Operating Rules, as the same may be amended or modified by Network Operator from time to time in its sole discretion, are incorporated herein and shall form a part of this Agreement.

4. Settlement. Network Operator and Sponsored Member agree that all Load transactions shall be settled through the Issuing Bank.

5. Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect for three (3) years from the Effective Date ("Initial Term"). This Agreement shall automatically renew for additional twelve (12) month terms ("Subsequent Terms"), unless written notice of termination is sent to the non-canceling Party in accordance with the Notice provisions of this Agreement at least one hundred and eighty (180) days prior to the expiration of the Initial Term or any Subsequent Term.

6. Termination Due to Government Regulation. Network Operator may terminate this Agreement upon 90 days prior notice to Sponsored Member if a future governmental action, rule, law, or regulation (or interpretation of existing law) has such a material adverse impact upon the Network or the subject matter of this Agreement or Network Operator's obligations that it materially defeats the reasonable expectations of the Parties. If any material aspect of either Party's performance under this Agreement becomes prohibited under applicable law, rule or regulation, the Parties will negotiate in good faith to modify this Agreement or the services provided pursuant to the Operating Rules in order to avoid the prohibition without fundamentally changing the benefits or burdens of either Party under this Agreement.


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7.     TERMINATION  FOR  FAILURE TO ACT.  IF SPONSORED MEMBER FAILS TO IMPLEMENT
THE SYSTEMS AND PROCEDURES NECESSARY TO SATISFY ITS MATERIAL OBLIGATIONS AS SET FORTH IN THIS AGREEMENT WITHIN NINETY (90) DAYS OF THE EFFECTIVE DATE, NETWORK OPERATOR SHALL HAVE THE OPTION OF TERMINATING THIS AGREEMENT UPON FIVE (5) DAYS PRIOR NOTICE TO SPONSORED MEMBER, AND MAY AT ITS OPTION OFFER NEW AND/OR DIFFERENT TERMS FOR THE SERVICES SET FORTH HEREIN.

8. No Conflict. Each Party represents and warrants that it has the right to enter into this Agreement, and that execution of this Agreement does not violate the terms of any other agreement to which that Party is bound.

9. Limitation on Amount of Damages. In no event shall Network Operator be liable to Sponsored Member for any amounts in excess of the Loads by Cardholders in the immediately preceding two (2) months. The Parties have agreed on this limitation in recognition of the fact that the calculation of any actual damages would be exceedingly difficult and subject to speculation and possible abuse and that the foregoing compromises benefit both Parties equally.

10. Relationship of the Parties. Neither Party is the agent, partner, joint venturer, trustee, nor legal representative of the other, nor does either have any authority to act for or incur any obligations on behalf of or in the name of the other.

11. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts between residents of that state that are to be performed wholly within that state.

12. Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

13. Counterparts. This Agreement may be executed in counterparts, including those counterparts received via facsimile, each of which shall constitute an original, but all of which shall constitute one and the same document.

14. Assignment. Neither Party may assign this Agreement or any rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party. However, no consent shall be required for either Party to assign this Agreement, along with such Party's rights and obligations hereunder, in connection with the merger, consolidation or acquisition of such Party or the sale of all or substantially all of its assets; provided, that such acquirer agrees in writing to assume the obligations of such Party under this Agreement and the Operating Rules.


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15.     Survival.  Section 9 of this Agreement and Sections 3, 7, 8 and 9 of the
Operating Rules shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the Effective Date.


GREEN DOT CORPORATION               MERCHANT PROCESSING INTERNATIONAL, INC.



By:  __________________________     By:  ___________________________
     Steven  Streit                 Name:
     Chief  Executive  Officer      Title:



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                                   EXHIBIT A

                               FEES; COMPENSATION

                       [Confidential Pricing Information]